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                                                                    EXHIBIT 23.1

                                                      PRICEWATERHOUSECOOPERS LLP
                                                        601 West Hastings Street
                                                                      Suite 1400
                                                      Vancouver British Columbia
                                                                  Canada V6B 5A5
                                                     Telephone +1 (604) 806 7000
                                                     Facsimile +1 (604) 806 7664

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of AZCO Mining Inc. on Form S-8 (File Nos. 33-56468, 33-61434, 333-31807 and
333-81489) of our report dated August 11, 2000, on our audits of the financial statements and financial statement schedule of AZCO Mining Inc. as of June 30, 2000 and 1999, and for the years ended June 30, 2000, 1999 and 1998, which report is included in the Annual Report on Form 10-K.

"PricewaterhouseCoopers LLP"

Chartered Accountants
Vancouver, British Columbia
September 22, 2000



PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and other members of the world-wide PricewaterhouseCoopers organization.